EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollis-Eden Pharmaceuticals, Inc.

San Diego, CA

We hereby consent to the incorporation by reference of our reports dated March 4, 2005 relating to internal control over financial reporting of Hollis-Eden Pharmaceuticals, Inc. as of December 31, 2004 and the financial statements of Hollis-Eden Pharmaceuticals, Inc., for the year ended December 31, 2004 incorporated by reference into the Company’s Annual Report on Form 10-K, into the prospectuses constituting a part of the following registration statements: No. 333-18725 on Form S-8 to Form S-4, No. 333-18725 on Form S-3 to Form S-4, No. 333-56155 on Form S-3, No. 333-56157 on Form S-3, No. 333-69725 on Form S-3, No. 333-69727 on Form S-3, No. 333-72853 on Form S-3, No. 333-92179 on Form S-3, No. 333-92185 on Form S-8, No. 333-96181 on Form S-3, No. 333-34180 on Form S-3, No. 333-51284 on Form S-3, No. 333-51286 on Form S-8, No. 333-65712 on Form S-8, No. 333-75860 on Form S-3, No. 333-83372 on Form S-3, No. 333-101219 on Form S-8, No. 333-101221 on Form S-3, No. 333-13831 on Form S-3, No. 333-103851 on Form S-3, No. 333-105378 on Form S-3, No. 333-106835 on Form S-3, No. 333-106860 on Form S-8, No. 333-107318 on Form S-3, and No. 333-121216 on Form S-8.

/s/    BDO Seidman, LLP

Costa Mesa, CA

March 8, 2005